Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002	Exhibit 32.1

In connection with the filing of the Annual Report on Form 10-KSB for the Year Ended December 31, 2006 (the “Report”) by National Mercantile Bancorp (“Registrant”), each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Date: April 12, 2007

/s/ C. G. Kum

C. G. Kum

President and Chief Executive Officer

/s/ Romolo Santarosa

Romolo Santarosa

Executive Vice President and Chief Financial Officer